UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Report): October 16, 2008
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6789 (Primary Standard Industrial Classification Code Number)	13-3950486 (I.R.S. Employer Identification No.)
3000 Bayport Drive, Suite 1100
Tampa, FL 33607
(813) 421-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 16, 2009, Walter Investment Management Corp. (the “Company”) announced the pricing of a public offering of 5,000,000 shares of common stock at a public offering price per share of $14.25. The Company has granted the underwriters of the offering a 30-day option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on October 21, 2009.
     The shares in this offering are being issued pursuant to a registration statement on Form S-11 declared effective by the Securities and Exchange Commission on October 16, 2009.
     The joint book running managers for the offering are Credit Suisse and SunTrust Robinson Humphrey. The co-managers for the offering are JMP Securities; Keefe Bruyette & Woods; Sterne, Agee & Leach, Inc.; FBR Capital Markets and Davenport & Company LLC.
     The press release announcing the offering of the Company’s common stock is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued on October 16, 2009 announcing the offering of the Company’s common stock.
[Rest of Page Intentionally Blank. Signature on Following Page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: October 16, 2009	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary